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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


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                         SUBSIDIARIES OF THE REGISTRANT



         Subsidiary                  Ownership          State of Incorporation
         ----------                  ---------          ----------------------

Flatbush Federal Savings and Loan      100%                      Federal
   Association